Exhibit 23.2

To Whom It May Concern:

We consent to the incorporation by reference in this Registration Statement, as amended on Form S-1 of our report dated March 31, 2026 with respect to the financial statements of Banzai International, Inc. for the year ended December 31, 2025.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Las Vegas, Nevada

April 8, 2026

9555 S Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com